Exhibit 21

SUBSIDIARIES OF FEDEX CORPORATION

The following is a list of subsidiaries of FedEx Corporation as of May 31, 2016. Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of May 31, 2016 under Rule 1-02(w) of Regulation S-X. FedEx Corporation owns, directly or indirectly, 100% of the voting securities of each of the listed subsidiaries other than TNT Express B.V. (formerly TNT Express N.V.) and, as a result, its subsidiaries. As of July 15, 2016, FedEx Corporation’s FedEx Acquisition B.V. subsidiary owned over 99% of the outstanding shares of TNT Express B.V. and will commence a buy-out procedure under Dutch law to acquire all remaining shares of TNT Express B.V. it does not yet own.

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Federal Express (China) Company Limited	China
Federal Express Canada Corporation	Nova Scotia
Federal Express Canada Holdings Corporation	Nova Scotia
Federal Express Corporation	Delaware
Federal Express Europe, Inc.	Delaware
Federal Express Holding (Netherlands) C.V.	The Netherlands
Federal Express Holdings S.A.	Delaware
Federal Express International (Netherlands) C.V.	The Netherlands
Federal Express International, Inc.	Delaware
Federal Express Netherlands II C.V.	The Netherlands
Federal Express Pacific, LLC	Delaware
FedEx Acquisition B.V.	The Netherlands
Fedex Brasil Logistica e Transporte S.A.	Brazil
FedEx Corporate Services, Inc.	Delaware
FedEx CrossBorder, LLC	Connecticut
FedEx Custom Critical, Inc.	Ohio
FedEx de México, S. de R.L. de C.V.	Mexico
FedEx Express Transportation & Supply Chain Services (India) Pvt. Ltd.	India
FedEx Freight Corporation	Delaware
FedEx Freight, Inc.	Arkansas
FedEx Ground Package System, Inc.	Delaware
FedEx Ground Package System, Ltd.	Wyoming
FedEx International Holdings Limited (Luxembourg) S.C.S.	Luxembourg
FedEx Luxembourg S.à r.l.	Luxembourg
FedEx Office and Print Services, Inc.	Texas
FedEx SupplyChain Systems, Inc.	Ohio
FedEx Trade Networks Trade Services, Inc.	Delaware
FedEx Trade Networks Transport & Brokerage, Inc.	New York
FedEx Trade Networks, Inc.	Delaware
FedEx UK Limited	England and Wales
GENCO Distribution System, Inc.	Pennsylvania
TNT Australia Pty. Limited	Australia
TNT Express B.V.	The Netherlands
TNT Express GmbH	Germany
TNT Express Holdings B.V.	The Netherlands
TNT Express ICS Limited	United Kingdom
TNT Express National SAS	France

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
TNT Express Worldwide (China) Limited	China
TNT Express Worldwide (Euro Hub) N.V./S.A.	Belgium
TNT Finance B.V.	The Netherlands
TNT Global Express SpA	Italy
TNT Holdings B.V.	The Netherlands
TNT Nederland B.V.	The Netherlands
TNT UK Limited	United Kingdom
World Tariff, Limited	California